SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                  ______________________________


                             Form 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                          June 30, 1995
                   ----------------------------
                          Date of Report
                (Date of earliest event reported)


                   LIN BROADCASTING CORPORATION
 ---------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


   Delaware                  0-2481            62-0673800
- ----------------     --------------------    ---------------
(State or other      (Commission File No.)    I.R.S. Employer
jurisdiction of                              Identification No.)
 incorporation)


                       5295 Carillon Point
                   Kirkland, Washington  98033
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   (Address of principal executive offices, including zip code)



                          (206) 828-1902
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       (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

     On June 30, 1995, LIN Broadcasting Corporation (the "Company") entered into the Agreement and Plan of Merger By and Among McCaw Cellular Communications, Inc., a wholly owned subsidiary of AT&T Corp. ("McCaw"), MMM Holdings, Inc., a wholly owned subsidiary of McCaw ("Holdings"), MMM Acquisition Corp., a wholly owned subsidiary of Holdings ("Acquisition"), and the Company dated April 28, 1995, As Amended and Restated June 30, 1995 (the "Merger Agreement"). At a meeting held June 30, 1995, the Board of Directors of LIN unanimously approved the Merger Agreement.

     The Merger Agreement now provides for the payment to holders of shares of the Company's common stock, $.01 par value, other than shares owned by McCaw or its wholly owned subsidiaries or in the Company's treasury or by a wholly owned subsidiary of the Company (collectively, the "Public Shares"), upon consummation of the merger of the Company with Acquisition as contemplated in the Merger Agreement (the "Merger"), of cash in the amount of (i) $129.50 per Public Share (ii) plus, under certain circumstances described more fully below, an additional amount of up to $.25 per Public Share (the "Additional Amount"), (iii) plus an amount, if any, equal to the amount of simple interest that would accrue on $129.50 plus the Additional Amount (if any) at a rate of 5.5% per annum from, but not including, September 15, 1995 until closing if the Merger has not been consummated by September 15, 1995.

     Certain lawsuits previously have been filed in connection with the Merger and related events. A Memorandum of Understanding has been executed on behalf of certain parties to those lawsuits, including AT&T, McCaw and the plaintiffs, providing for the settlement of these lawsuits. The settlement remains subject to various conditions, including execution of the Stipulation of Settlement, notice to shareholders, court approval of the certification of a class including all affected shareholders of the Company and of the settlement terms, and certain other matters. The Merger Agreement reflects certain terms of the Memorandum of Understanding.

     The Memorandum of Understanding contemplates that plaintiffs' attorneys intend to request court approval of fees of up to $4 million plus $.25 per Public Share. McCaw has agreed to pay up to the first $4 million in total fees approved by the court. To the extent fees in excess of $4 million are awarded, they will be satisfied through a reduction in the Additional Amount payable to the holders of Public Shares.
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

     The Merger Agreement now provides that McCaw may terminate the Merger Agreement if the Merger has not been consummated by November 30, 1995. The Merger Agreement also now permits the Company to implement equal access for all long-distance carriers in connection with long-distance communications services provided by the Company and its subsidiaries. Following any such conversion to equal access, the Company may market cellular services using AT&T's brand name.

     The foregoing is a summary of certain terms of the Merger Agreement and the Memorandum of Understanding and is qualified in its entirety by reference to such documents. Copies of the Merger Agreement and the Memorandum of Understanding are being filed with the Securities and Exchange Commission as exhibits hereto.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

          Exhibit
          Number    Description

          2.1 Agreement and Plan of Merger By and Among McCaw Cellular Communications, Inc., MMM Holdings, Inc., MMM Acquisition Corp. and LIN Broadcasting Corporation dated April 28, 1995, As Amended and Restated June 30, 1995.

          99.1      Memorandum of Understanding dated June 22,
                                        1995.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIN BROADCASTING CORPORATION


                              By   DONALD GUTHRIE
                                   -------------------------
                                   Donald Guthrie, Senior Vice
                                   President and Chief Financial
                                   Officer

Dated:    June 30, 1995

                        INDEX TO EXHIBITS


Exhibit
Number    Description

2.1       Agreement and Plan of Merger By and Among McCaw
          Cellular Communications, Inc., MMM Holdings, Inc., MMM
          Acquisition Corp. and LIN Broadcasting Corporation dated April 28, 1995, As Amended and Restated June 30,
          1995.

99.1      Memorandum of Understanding dated June 22, 1995.